Exhibit 99.1

Arcadia Biosciences (RKDA) Announces Second-Quarter and First-Half 2023 Financial Results and Business Highlights

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GoodWheatTMexpands into breakfast category with the launch of better-for-you pancake and waffle mixes
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Exiting Body Care to reduce OpEx, focus on Food & Beverage
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Exploring strategic opportunities to drive shareholder value

DAVIS, Calif. (August 10, 2023) – Arcadia Biosciences, Inc.® (Nasdaq: RKDA), a producer and marketer of innovative, plant-based health and wellness products, today released its financial and business results for the second quarter and first half of 2023.

“Arcadia continues to make progress executing Project Greenfield, our three-year strategic plan to unlock the company’s potential and provide a path to profitability,” said Stan Jacot, president and CEO. “Both GoodWheatTM pasta and Zola®coconut water added hundreds of stores of distribution in Q2, and we are aggressively managing costs, as evidenced by our lowest quarterly operating expense since Q4 of 2020.

“We’ve also embarked on several initiatives to scale more quickly, while simultaneously reducing expenses and complexity, and together, these plans have the potential to accelerate Project Greenfield milestones.”

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GoodWheat Expands Into $850M Baking Mixes Category with Better-for-You Pancake and Waffle Mixes and Single-Serve QuikcakesTM. Launching just in time for back-to-school, Arcadia’s new pancake mixes are made with simple ingredients and its proprietary GoodWheat flour, delivering the same delicious taste and texture of regular pancakes with 8X-11X the fiber and 5-7g of protein per serving. GoodWheat Quikcakes are available nationwide on Amazon, and both Quikcakes and Multi-Serve Pancake & Waffle Mixes began shipping to retailers in August.
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Zola Coconut Water Distribution Grows in Q2, Innovations to Launch in Early 2024. Zola reversed its downward distribution trend in Q2 and grew velocity through adding rack displays in the Produce category. Innovation will ramp up on the brand for the first time in years, with new flavor launches planned in Q1 2024, continuing to accelerate growth in the category.
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Arcadia Streamlines Operations, Exits Body Care Brands ProVaultTM and SoulSpringTM. As part of its strategy to focus resources on high-opportunity, scalable businesses, Arcadia decided to wind-down its two remaining Body Care brands in order to concentrate on the more promising GoodWheat and Zola brands.

Streamlined operations and organizational changes are expected to result in operating expense savings of $2 million in the remainder of 2023 and $3 million to $4 million annually.
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Arcadia Engages Lake Street Capital Markets to Explore Strategic Opportunities. Arcadia recently initiated a strategic review process to explore a range of potential transactions and opportunities focused on maximizing the GoodWheat value proposition and driving long-term shareholder value. As part of this process, the company will explore strategic options that may include potential acquisition, company sale, merger, business combination, asset sale, joint venture, licensing arrangement, capital raise or other strategic transaction.

Arcadia Biosciences, Inc.

Financial Snapshot

(Unaudited)

($ in thousands)

	Three Months Ended June 30,				Six Months Ended June 30,
	2023	2022	Favorable / (Unfavorable)		2023	2022	Favorable / (Unfavorable)
			$	%			$	%
Total revenues	1,389	3,858	(2,469)	(64%)	2,899	7,078	(4,179)	(59%)
Total operating expenses	5,180	7,641	2,461	32%	10,739	15,484	4,745	31%
Loss from operations	(3,791)	(3,783)	(8)	(0%)	(7,840)	(8,406)	566	7%
Net income (loss) attributable to common stockholders	823	(3,777)	4,600	122%	(8,561)	(8,265)	(296)	(4%)

More detailed financial statements are included in the Form 8-K filed today, available in the Investors section of the company’s website under SEC Filings.

Revenues

Revenues decreased $2.5 million and $4.2 million during the second quarter and first half of 2023, respectively, compared to the same periods in 2022. Revenues during the second quarter and first half of 2022 included sales of GoodWheat grain and body care products that are no longer part of the Arcadia product portfolio in 2023, as well as one-time license revenue recognized in the second quarter of 2022 related to the sale of Verdeca.

Arcadia achieved a $2 million milestone from Bioceres in the second quarter of 2022 as a result of the HB4® soybean approval in China. Based on accounting guidance, $862,000 was recognized as license revenue and the remaining $1.1 million was recognized as a gain on the 2020 sale to Bioceres of Arcadia’s interest in the Verdeca joint venture.

Operating Expenses

Operating expenses decreased $2.5 million and $4.7 million during the second quarter and first half of 2023, respectively, compared to the same periods in 2022.

Cost of product revenues decreased $2.5 million and $5.1 million during the second quarter and first half of 2023, respectively, compared to the same periods in 2022. Cost of revenues in the second quarter and first half of 2022 included grain sold at cost, low-margin body care product sales and higher inventory write-downs.

General and administrative (SG&A) expenses decreased $837,000 and $791,000 during the second quarter and first half of 2023, respectively, compared to the same periods in 2022, primarily driven by lower employee compensation, insurance and research expenses in 2023.

Net Income (Loss) Attributable to Common Stockholders

Net income attributable to common stockholders for the second quarter of 2023 was $823,000, or $0.61 per share, a $4.6 million improvement from the $3.8 million, or $6.81 per share, net loss for the second quarter of 2022. The change in the fair value of the common stock warrant and option liabilities during the second quarter of 2023 resulted in a non-cash gain of $4.4 million. No such gain was recorded in the second quarter of 2022.

Net loss attributable to common stockholders for the first half of 2023 was $8.6 million, or $7.70 per share, a $296,000 increase from the $8.3 million, or $14.90 per share, net loss for the first half of 2022. The net loss attributable to common stockholders during the first half of 2023 included a $6.1 million valuation loss from the March 2023 financing.

Conference Call and Webcast

The company has scheduled a conference call for 4:30 p.m. Eastern time (1:30 p.m. Pacific time) today, August 10, to discuss second-quarter results and key strategic achievements. Interested participants can join the conference call using the following options:

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An audio-only webcast of the conference call will be available in the Investors section of Arcadia’s website.
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To join the live call, please register here, and a dial-in number and unique PIN will be provided.

Following completion of the call, a recorded replay will be available on the company’s investor website.

About Arcadia Biosciences, Inc.

Since 2002, Arcadia Biosciences (Nasdaq: RKDA) has been innovating crops to provide high-value, healthy ingredients to meet consumer demands for healthier choices. With its roots in agricultural innovation, Arcadia cultivates next-generation wellness products that make every body feel good, inside and out. The company’s food and beverage products include GoodWheat™ pasta and pancake mixes and Zola®coconut water. For more information, visit www.arcadiabio.com.

Safe Harbor Statement

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release and the accompanying conference call contain forward-looking statements about the company and its products, including statements relating to the company’s growth, reduction in operating expenses, retail expansion, financial performance and commercialization of products. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the company’s ability to reduce operating expenses; the company’s and its partners’ and affiliates’ ability to successfully develop and sell commercial products incorporating its traits and to complete the regulatory review process for such products; the company’s compliance with laws and regulations that impact the company’s business; the growth of the global wheat market; our ability to continue to make acquisitions and execute on divestitures in accordance with our business strategy or effectively manage the growth from acquisitions; and the company’s future capital requirements and ability to satisfy its capital needs. Further information regarding these and other factors that could affect the company’s financial results and prospects is included in filings the company makes with the Securities and Exchange Commission from time to time, including the section entitled “Risk Factors” and additional information set forth in its Form 10-K for the year ended December 31, 2022, and other filings. These forward-looking statements speak only as of the date hereof, and Arcadia Biosciences, Inc. undertakes no duty to update this information.

Arcadia Biosciences Contact:

T.J. Schaefer

ir@arcadiabio.com

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